                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 200549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934




       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 31, 1997

                          THE SPORTS CLUB COMPANY, INC.


          Delaware                       1-13290                 95-4479735
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                     Indentification No.)

   11100 Santa Monica Boulevard, Suite 300
           Los Angeles, California                                90025
   (address of principal executive offices)                     (Zip Code)



        Registrant's telephone number, including area code (310) 479-5200


 (Former name or former address, if changed since last report.) Not applicable







                                   Page 1 of 3

                          Index of Exhibits on Page 3.


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ITEM 2.  ACQUISITION OF ASSETS.

        On December 31, 1997, the Company acquired the assets of four Racquetball World Health and Fitness Clubs located in Santa Ana, Canoga Park, Fountain Valley and Fullerton, California. The aggregate purchase price for the clubs was $17 million. The real property interests underlying two of the clubs were acquired by an affiliate of Millennium Entertainment Partners, L.P. (MEP), a stockholder of the Company, for $10 million. Concurrently, the Company entered into a lease, accounted for as a financing lease, whereby the Company will lease these facilities for $1 million per year. The lease has a twenty year initial term with two ten-year renewal options and provides for a scheduled rent increase to $1.2 million per year for years 11-20. The lease also contains a PUT option, which allows MEP to sell, assign or otherwise transfer it's interests in the real property to the Company upon the occurrence of certain events. The remaining assets were purchased by the Company for $5 million cash, and up to additional $1.5 million of the Company's common stock due to the sellers upon the completion of certain transactions as defined in the purchase agreement. The related costs of the acquisition are estimated at $500,000.

        Concurrent with the transaction the Company issued 625,000 shares of its common stock to MEP for $5 million.

        The acquisition has been accounted for as a purchase, accordingly the Company will include the operations of the acquired clubs in the consolidated financial statements from the date of acquisition. The Company will operate these four clubs as Spectrum Clubs.

        The Clubs were acquired from the following parties:

     CLUB                                 SELLER
     ----                                 ------
Santa Ana                  RBW/Santa Ana, a California Limited
                           Partnership and RBWSA, LLC.

Canoga Park                Norcan, a California Limited Partnership.

Fullerton                  RBW/Fullerton, a California Limited
                           Partnership.

Fountain Valley            Racquetball World, a California Limited
                           Partnership.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) & (b) Financial Statements and Pro forma financial information.

        Any financial statements and pro forma financial information required will be filed within 60 days hereof in accordance with Rule 3-05 of Regulation S-X.




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        (c)    Exhibits
               --------

               1. Letter agreement dated December 29, 1997 between Millennium Entertainment Partners, L.P. and the Company regarding Millennium's purchase of 625,000 shares of the Company's common stock.

               2. Agreement of Purchase and Sale by and among The Spectrum Club Company, Inc., SCC I LLC and RBW/Fullerton, a California Limited Partnership, dated as of December 31, 1997.

               3. Agreement of Purchase and Sale by and among The Spectrum Club Company, Inc., SCC I LLC and Norcan, a California Limited Partnership, dated as of December 31, 1997.

               4. Agreement of Purchase and Sale by and among The Spectrum Club Company, Inc., SCC I LLC, RBW/Santa Ana, a California Limited Partnership, and RBWSA, LLC dated as of December 31, 1997.

               5. Agreement of Purchase and Sale by and among The Spectrum Club Company, Inc. and Racquetball World, a California Limited Partnership, dated as of December 31, 1997.

               6. Agreement of Lease dated as of December 31, 1997, by and between SCC I LLC and the Company.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.



                                       THE SPORTS CLUB COMPANY, INC.



                                       By:   /s/ Timothy O'Brien
                                           -------------------------------------
                                             Timothy O'Brien
                                             Chief Financial Officer

                                             January 14, 1998



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